Press Release

RLJ Lodging Trust Reports First Quarter 2020 Results
and Provides Business Update

- Ample liquidity with approximately $1.2 billion of cash on hand
- Operations currently suspended at 57 hotels

Bethesda, MD, May 12, 2020 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2020 and is providing a business update on its COVID-19 action plan.

Highlights

•	$1.2 billion of unrestricted cash and $200 million undrawn on line of credit

•	No debt maturities until 2022

•	Temporarily suspended operations at 57 hotels due to the ongoing COVID-19 pandemic

•	Total revenue of $265.5 million

•	Net loss of $30.8 million

•	Adjusted EBITDA of $41.4 million

•	Adjusted FFO per diluted common share and unit of $0.10

“Our hearts and minds are with all those affected by the COVID-19 global pandemic, and we express our heartfelt gratitude to the healthcare workers who are on the frontlines every day. This pandemic has inflicted unimaginable damage on the global economy and our industry,” commented Leslie D. Hale, President and Chief Executive Officer. “At the onset of this crisis, we took a number of steps to protect our guests and associates, and to position RLJ to financially weather this unprecedented environment. Our dedicated team of asset managers worked incredibly hard with our operating partners to suspend operations at over 50% of our portfolio, and to significantly cut expenses at hotels that remain open, thereby drastically reducing our hotel operating costs. With a focus on further bolstering liquidity, we reduced our dividend to $0.01 per share, decreased spending on a number of growth projects, and suspended share buybacks. Although difficult, these timely actions have materially reduced our cash burn, and combined with our solid balance sheet prior to entering this catastrophe, have positioned us with $1.2 billion of liquidity to sustain an extended period of uncertainty. While we cannot predict the timing or the magnitude of a recovery, we are thoughtfully working with our operators to reopen hotels as appropriate in a socially and financially responsible manner. With a flexible balance sheet, a lean operating model and an orientation towards the transient segment, which should be the first to recover, we believe that not only will we be able to effectively navigate through this crisis, but also be positioned to realize our embedded growth opportunities over the longer term.”

The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted
EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended March 31,
	2020	2019	Change
Operational Overview: (1)
Pro forma ADR	$176.23	$185.63	(5.1)%
Pro forma Occupancy	60.5%	76.0%	(20.5)%
Pro forma RevPAR	$106.54	$141.07	(24.5)%

Financial Overview:
Total Revenues	$265,481	$399,267	(33.5)%
Pro forma Hotel Revenue	$265,453	$340,396	(22.0)%

Net (Loss) Income	($30,829)	$28,331	(208.8)%

Pro forma Hotel EBITDA	$51,047	$102,374	(50.1)%
Pro forma Hotel EBITDA Margin	19.2%	30.1%	-1,090 bps
Adjusted EBITDA (2)	$41,417	$111,546	(62.9)%

Adjusted FFO	$16,870	$82,639	(79.6)%
Adjusted FFO Per Diluted Common Share and Unit	$0.10	$0.48	(79.2)%
Note:
(1) Pro forma statistics reflect the Company's 103 hotel portfolio as of March 31, 2020.
(2) Adjusted EBITDA for the three months ended March 31, 2019, included $17.5 million from sold hotels.

Business Update

COVID-19 Action Plan Update

In response to the significant and ongoing impact from COVID-19 to public health and the broader industry, the Company is providing an update on the wide-ranging actions it has taken at both the property and corporate-level to preserve liquidity:

–	Suspension of hotel operations: The Company has suspended operations at 57 of its hotels, where carrying costs of operating with low occupancies, exceeded the cost of suspending operations.

–
Cost containment initiatives: At the hotels remaining open, the Company’s asset managers continue to work closely with its hotel management partners to manage its hotels under aggressive operating cost containment plans. These plans include significantly reduced staffing, elimination of non-essential amenities & services, and the closure of several floors and all food & beverage outlets at properties.

–
Capital investment reduction: The Company’s 2020 capital expenditure program has been reduced by over 80%. All non-essential capital investments have been deferred. The Company will continue to make investments to protect and preserve its properties and expects to re-evaluate future capital plans when there is improved economic visibility.

–	ROI projects: The Company reviewed all 2020 ROI initiatives and suspended 90% of these projects. The Company expects to re-evaluate all ROI projects when there is improved economic visibility.

–
Common stock dividend reduction: The Company’s Board of Trustees reduced its first quarter common dividend to $0.01 per common share. The Company will continue to monitor its financial performance and the economic outlook to assess when it is appropriate to resume a regular quarterly common dividend at a level determined to be prudent based on the economic outlook.

Estimated Monthly Cash Burn Forecast

The Company estimates the average monthly cash burn across its portfolio to be approximately $25 million to $35 million (excluding capital investments) based on the following assumptions:

–	Average hotel-level monthly variable costs of approximately $5.0 million to $14.0 million, with the top end of the range assuming that all hotels are suspended through the end of 2020;

–	Average hotel fixed costs of $7.0 million, which includes property taxes and insurance;

–	Corporate-level monthly general and administrative cash expenses of $2.0 million; and

–	Corporate-level outflows of $11.0 million to $12.0 million, which includes interest and scheduled principal payment on the Company’s outstanding debt as well as both common and preferred dividends.

The actual monthly cash burn will vary based on the duration that individual hotels are suspended and the extent to which the low occupancy environment persists. If the current operating environment extends into the second half of the year, the Company will undertake additional cost-cutting measures to further reduce its monthly cash burn. Management believes that its current liquidity has positioned the Company to withstand a protracted period of limited hotel demand.

Lender Update

The Company is currently working with its lenders on an amendment of its corporate line of credit and unsecured term loans. The Company expects that this amendment will include the waiver of all financial maintenance covenants through March 31, 2021. The Company cannot provide assurances that it will complete the amendment of the credit facilities with the lenders, which is subject to the completion of the documentation and lender approval.

The Company remains in compliance with its financial covenants under its Senior Unsecured Notes.

Share Repurchases
During the first quarter, the Company repurchased 5.5 million shares of its common shares for $62.6 million at an average price per share of $11.40. The Company suspended share repurchases as broader uncertainty increased due to COVID-19.

Balance Sheet
As of March 31, 2020, the Company had $1.2 billion of unrestricted cash on its balance sheet, $200 million undrawn on its revolving credit facility, and $2.6 billion of debt outstanding.

The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve-month period ended March 31, 2020, was 3.9x.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.01 per common share of beneficial interest in the first quarter. The dividend was paid on April 15, 2020, to shareholders of record as of March 31, 2020.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on April 30, 2020, to shareholders of record as of March 31, 2020.

2020 Outlook
Given the uncertainties related to the pandemic and its impact on travel, the Company in unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 13, 2020, at
10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 103 hotels with approximately 22,570 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity; the pace of recovery when the COVID-19 pandemic subsides; the effects of steps we and our third party management partners take to reduce operating costs; increased direct competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry, including as a result of the COVID-19 pandemic; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urge investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•	Transaction Costs: The Company excludes transaction costs expensed during the period

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges

•	Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the quarters ended March 31, 2020 and 2019, respectively, no hotels were acquired.

Pro forma adjustments: Sold hotels
For the quarters ended March 31, 2020 and 2019, respectively, pro forma adjustments included the following sold hotels:
•Courtyard Austin Airport in June 2019
•Courtyard Boulder Longmont in June 2019
•Courtyard Fort Lauderdale SW Miramar in June 2019
•Courtyard Salt Lake City Airport in June 2019
•Fairfield Inn & Suites San Antonio Downtown Market in June 2019
•Hampton Inn Fort Walton Beach in June 2019
•Hampton Inn West Palm Beach Airport Central in June 2019
•Hampton Inn & Suites Clearwater St. Petersburg Ulmerton Road in June 2019
•Hampton Inn & Suites Denver Tech Center in June 2019
•Hilton Garden Inn Bloomington in June 2019
•Hilton Garden Inn Durham Raleigh Research Triangle Park in June 2019
•Hilton Garden Inn West Palm Beach Airport in June 2019
•Residence Inn Chicago Oak Brook in June 2019
•Residence Inn Detroit Novi in June 2019
•Residence Inn Fort Lauderdale Plantation in June 2019
•Residence Inn Fort Lauderdale SW Miramar in June 2019
•Residence Inn Longmont Boulder in June 2019
•Residence Inn Salt Lake City Airport in June 2019
•Residence Inn San Antonio Downtown Market Square in June 2019
•Residence Inn Silver Spring in June 2019
•SpringHill Suites Boulder Longmont in June 2019
•Embassy Suites Myrtle Beach Oceanfront Resort in June 2019
•Hilton Myrtle Beach Resort in June 2019
•Courtyard Austin Northwest Arboretum in August 2019
•Courtyard Boulder Louisville in August 2019
•Courtyard Denver West Golden in August 2019
•Courtyard Louisville Northeast in August 2019
•Courtyard South Bend Mishawaka in August 2019
•Hampton Inn Houston Galleria in August 2019
•Hyatt House Austin Arboretum in August 2019
•Hyatt House Houston Galleria in August 2019
•Hyatt House Dallas Lincoln Park in August 2019
•Hyatt House Dallas Uptown in August 2019
•Residence Inn Austin Northwest Arboretum in August 2019
•Residence Inn Austin North Parmer Lane in August 2019
•Residence Inn Boulder Louisville in August 2019
•Residence Inn Denver West Golden in August 2019
•Residence Inn Louisville Northeast in August 2019
•SpringHill Suites Austin North Parmer Lane in August 2019
•SpringHill Suites Louisville Hurstbourne North in August 2019
•SpringHill Suites South Bend Mishawaka in August 2019
•Residence Inn Columbia in September 2019
•Courtyard Austin South in November 2019
•Fairfield Inn & Suites Austin South Airport in November 2019
•Marriott Austin South in November 2019
•Residence Inn Austin South in November 2019
•SpringHill Suites Austin South in November 2019

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2020	December 31, 2019
Assets
Investment in hotel properties, net	$4,592,016	$4,614,966
Investment in unconsolidated joint ventures	15,820	15,171
Cash and cash equivalents	1,157,818	882,474
Restricted cash reserves	43,548	44,686
Hotel and other receivables, net of allowance of $339 and $251, respectively	22,773	39,762
Lease right-of-use assets	143,010	144,358
Deferred income tax asset, net	52,689	51,447
Prepaid expense and other assets	41,551	58,536
Total assets	$6,069,225	$5,851,400
Liabilities and Equity
Debt, net	$2,594,492	$2,195,707
Accounts payable and other liabilities	209,710	183,408
Advance deposits and deferred revenue	48,930	57,459
Lease liabilities	120,514	121,154
Accrued interest	15,027	3,024
Distributions payable	8,718	64,165
Total liabilities	2,997,391	2,624,917
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2020 and December 31, 2019	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 164,842,781 and 169,852,246 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,649	1,699
Additional paid-in capital	3,067,693	3,127,982
Accumulated other comprehensive loss	(75,991)	(19,514)
Distributions in excess of net earnings	(311,224)	(274,769)
Total shareholders’ equity	3,049,063	3,202,334
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	13,022	14,065
Noncontrolling interest in the Operating Partnership	9,749	10,084
Total noncontrolling interest	22,771	24,149
Total equity	3,071,834	3,226,483
Total liabilities and equity	$6,069,225	$5,851,400
Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2020	2019
Revenues
Operating revenues
Room revenue	$218,892	$337,670
Food and beverage revenue	30,767	44,246
Other revenue	15,822	17,351
Total revenues	265,481	399,267
Expenses
Operating expenses
Room expense	63,753	84,188
Food and beverage expense	26,381	34,209
Management and franchise fee expense	17,144	34,118
Other operating expense	80,957	97,118
Total property operating expenses	188,235	249,633
Depreciation and amortization	49,173	58,403
Property tax, insurance and other	28,692	30,597
General and administrative	11,769	11,160
Transaction costs	10	559
Total operating expenses	277,879	350,352
Other income	579	274
Interest income	2,966	1,171
Interest expense	(23,813)	(20,062)
Gain on sale of hotel properties, net	102	—
(Loss) income before equity in income (loss) from unconsolidated joint ventures	(32,564)	30,298
Equity in income (loss) from unconsolidated joint ventures	585	(381)
(Loss) income before income tax benefit (expense)	(31,979)	29,917
Income tax benefit (expense)	1,150	(1,586)
Net (loss) income	(30,829)	28,331
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	1,313	353
Noncontrolling interest in the Operating Partnership	192	(92)
Preferred distributions - consolidated joint venture	—	(186)
Redemption of preferred equity - consolidated joint venture	—	(1,153)
Net (loss) income attributable to RLJ	(29,324)	27,253
Preferred dividends	(6,279)	(6,279)
Net (loss) income attributable to common shareholders	$(35,603)	$20,974
Basic per common share data:
Net (loss) income per share attributable to common shareholders	$(0.21)	$0.12
Weighted-average number of common shares	167,149,733	172,796,998
Diluted per common share data:
Net (loss) income per share attributable to common shareholders	$(0.21)	$0.12
Weighted-average number of common shares	167,149,733	172,856,230

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly
Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2020	2019
Net (loss) income	$(30,829)	$28,331
Preferred dividends	(6,279)	(6,279)
Preferred distributions - consolidated joint venture	—	(186)
Redemption of preferred equity - consolidated joint venture	—	(1,153)
Depreciation and amortization	49,173	58,403
Gain on sale of hotel properties, net	(102)	—
Noncontrolling interest in consolidated joint ventures	1,313	353
Adjustments related to consolidated joint ventures (1)	(75)	(74)
Adjustments related to unconsolidated joint ventures (2)	494	694
FFO	13,695	80,089
Transaction costs	10	559
Amortization of share-based compensation	2,696	2,725
Non-cash income tax (benefit) expense	(1,242)	1,281
Other expenses (income) (3)	1,711	(2,015)
Adjusted FFO	$16,870	$82,639

Adjusted FFO per common share and unit-basic	$0.10	$0.48
Adjusted FFO per common share and unit-diluted	$0.10	$0.48

Basic weighted-average common shares and units outstanding (4)	167,922	173,570
Diluted weighted-average common shares and units outstanding (4)	167,922	173,629
Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2)  Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, legal and other costs, hurricane-related costs that were not reimbursed by insurance, and unrealized gains and losses on certain discontinued cash flow hedges.
(4)  Includes 0.8 million weighted-average operating partnership units for the three month periods ended March 31, 2020 and 2019, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2020	2019
Net (loss) income	$(30,829)	$28,331
Depreciation and amortization	49,173	58,403
Interest expense, net of interest income	20,847	18,891
Income tax (benefit) expense	(1,150)	1,586
Adjustments related to unconsolidated joint ventures (1)	618	817
EBITDA	38,659	108,028
Gain on sale of hotel properties, net	(102)	—
EBITDAre	38,557	108,028
Transaction costs	10	559
Amortization of share-based compensation	2,696	2,725
Other expenses (2)	154	234
Adjusted EBITDA	41,417	111,546
General and administrative (3)	9,073	8,426
Other corporate adjustments (4)	305	501
Consolidated Hotel EBITDA	50,795	120,473
Pro forma adjustments - income from sold hotels	252	(18,099)
Pro forma Consolidated Hotel EBITDA	51,047	102,374
Pro forma Hotel EBITDA	$51,047	$102,374
Note:
(1) Includes our ownership interest in the interest, depreciation and amortization expense of the unconsolidated joint ventures.
(2) Represents expenses outside of the normal course of operations, including debt modification costs, legal and other costs, and hurricane-related costs that were not reimbursed by insurance.
(3) Excludes amortization of share-based compensation and activist shareholder costs reflected in Adjusted EBITDA.
(4) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended March 31,
	2020	2019
Total revenue	$265,481	$399,267
Pro forma adjustments - revenue from sold hotels	—	(58,498)
Other corporate adjustments / non-hotel revenue	(28)	(373)
Pro forma Hotel Revenue	$265,453	$340,396

Pro forma Hotel EBITDA	$51,047	$102,374

Pro forma Hotel EBITDA Margin	19.2%	30.1%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of March 31, 2020 (2)
Secured Debt
Mortgage loan - 1 hotel	10	Jun 2022	Fixed	5.25%	$30,643
Mortgage loan - 2 hotels	10	Oct 2022	Fixed	4.95%	55,555
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.95%	31,970
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.94%	28,240
Mortgage loan - 7 hotels	3	Apr 2024	Floating (3)	3.33%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating (3)	2.88%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating (3)(5)	3.38%	85,000
Weighted-Average / Secured Total				3.72%	$527,408

Unsecured Debt
Revolver (4)	4	May 2025	Floating	2.44%	$400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.08%	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	3.78%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	3.78%	225,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating (3)(5)	2.92%	400,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	474,888
Weighted-Average / Unsecured Total				3.81%	$2,049,888

Weighted-Average / Gross Debt				3.79%	$2,577,296
Note:
(1) Interest rates as of March 31, 2020.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of March 31, 2020, there was $200.0 million undrawn on the Revolver, which is charged an unused commitment fee of 0.20% annually.
(5) Reflects an interest rate swap of $82.3 million on the $85.0 million loan and $399.0 million on the $400.0 million term loan.

RLJ Lodging Trust
Pro forma Operating Statistics - Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	620	$16,074
The Knickerbocker New York	New York, NY	330	10,713
Wyndham San Diego Bayside	San Diego, CA	600	10,084
San Francisco Marriott Union Square	San Francisco, CA	401	10,072
The Mills House Wyndham Grand Hotel	Charleston, SC	216	9,710
Wyndham Boston Beacon Hill	Boston, MA	304	9,560
Courtyard Austin Downtown Convention Center	Austin, TX	270	8,125
Wyndham New Orleans - French Quarter	New Orleans, LA	374	7,859
Embassy Suites San Francisco Airport - Waterfront	Burlingame, CA	340	7,785
DoubleTree Grand Key Resort	Key West, FL	216	7,462
Embassy Suites Los Angeles - International Airport South	El Segundo, CA	349	7,449
Embassy Suites Fort Lauderdale 17th Street	Fort Lauderdale, FL	361	6,927
Wyndham Philadelphia Historic District	Philadelphia, PA	364	6,851
Courtyard Waikiki Beach	Honolulu, HI	403	6,629
Courtyard Portland City Center	Portland, OR	256	6,605
Embassy Suites Mandalay Beach - Hotel & Resort	Oxnard, CA	250	6,532
Courtyard San Francisco	San Francisco, CA	166	6,478
Embassy Suites San Francisco Airport - South San Francisco	South San Francisco, CA	312	6,242
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	6,199
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,016
Wyndham Santa Monica At the Pier	Santa Monica, CA	132	5,896
Embassy Suites Deerfield Beach - Resort & Spa	Deerfield Beach, FL	244	5,573
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	5,545
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	5,389
Courtyard Charleston Historic District	Charleston, SC	176	5,181
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	5,098
Hilton Garden Inn San Francisco Oakland Bay Bridge	Emeryville, CA	278	5,067
Hyatt House Santa Clara	Santa Clara, CA	150	5,049
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,889
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	4,762
DoubleTree Suites by Hilton Austin	Austin, TX	188	4,731
Wyndham Houston - Medical Center Hotel & Suites	Houston, TX	287	4,680
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	4,318
Embassy Suites Los Angeles Downey	Downey, CA	220	4,306
Homewood Suites Washington DC Downtown	Washington, DC	175	4,154
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	4,090
Embassy Suites Irvine Orange County	Irvine, CA	293	4,073
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,022
Hyatt House San Jose Silicon Valley	San Jose, CA	164	3,932
Embassy Suites Dallas - Love Field	Dallas, TX	248	3,840
Embassy Suites Minneapolis - Airport	Bloomington, MN	310	3,818
Embassy Suites Orlando - International Drive South/Convention Center	Orlando, FL	244	3,765
Hyatt Centric Midtown Atlanta	Atlanta, GA	194	3,630
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,559
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,557
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	3,540
Embassy Suites Miami - International Airport	Miami, FL	318	3,521
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,519
Embassy Suites Atlanta - Buckhead	Atlanta, GA	316	3,393
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	3,387
Embassy Suites Milpitas Silicon Valley	Milpitas, CA	266	3,384
Hyatt House San Ramon	San Ramon, CA	142	3,378
Embassy Suites Boston Waltham	Waltham, MA	275	3,366
Hilton Cabana Miami Beach	Miami Beach, FL	231	3,359
Embassy Suites Phoenix - Biltmore	Phoenix, AZ	232	3,205
Wyndham Pittsburgh University Center	Pittsburgh, PA	251	3,145
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	3,145
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	2,943
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	2,886
DoubleTree Metropolitan Hotel New York City	New York, NY	764	1,321
Top 60 Assets		16,266	$323,788
Other (43 Assets)		6,311	$75,563
Total Portfolio		22,577	$399,351
Note: For the trailing twelve months ended March 31, 2020. Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Amounts in thousands, except rooms. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the three months ended March 31, 2020 and 2019

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2020	2019	Var	2020	2019	Var	2020	2019	Var
Northern California	12	55.9%	81.1%	(31.1)%	$238.60	$252.51	(5.5)%	$133.43	$204.85	(34.9)%
Southern California	9	66.7%	79.7%	(16.3)%	168.05	173.17	(3.0)%	112.10	138.06	(18.8)%
South Florida	8	75.1%	90.2%	(16.7)%	237.23	229.97	3.2%	178.14	207.33	(14.1)%
Austin	3	61.2%	83.9%	(27.1)%	211.78	236.21	(10.3)%	129.52	198.19	(34.6)%
New York City	5	64.8%	81.7%	(20.7)%	160.19	178.67	(10.3)%	103.86	146.04	(28.9)%
Washington, DC	5	58.8%	72.8%	(19.2)%	185.76	196.40	(5.4)%	109.32	143.01	(23.6)%
Chicago	13	47.4%	59.1%	(19.9)%	113.12	118.71	(4.7)%	53.59	70.19	(23.7)%
Houston	9	60.0%	73.3%	(18.2)%	141.79	148.37	(4.4)%	85.01	108.75	(21.8)%
Louisville	2	51.5%	67.7%	(24.0)%	165.69	161.76	2.4%	85.28	109.49	(22.1)%
Denver	5	54.6%	63.2%	(13.7)%	130.01	138.01	(5.8)%	70.95	87.27	(18.7)%
Other	32	60.6%	74.9%	(19.2)%	163.04	172.26	(5.3)%	98.75	129.05	(23.5)%
Total	103	60.5%	76.0%	(20.5)%	$176.23	$185.63	(5.1)%	$106.54	$141.07	(24.5)%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2020	2019	Var	2020	2019	Var	2020	2019	Var
Focused-Service	58	58.5%	73.3%	(20.2)%	$162.77	$172.47	(5.6)%	$95.18	$126.44	(24.7)%
Compact Full-Service	44	62.4%	78.6%	(20.6)%	186.00	195.67	(4.9)%	116.03	153.73	(24.5)%
Full-Service	1	52.3%	65.7%	(20.4)%	173.35	170.12	1.9%	90.59	111.73	(18.9)%
Total	103	60.5%	76.0%	(20.5)%	$176.23	$185.63	(5.1)%	$106.54	$141.07	(24.5)%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2020	2019	Var	2020	2019	Var	2020	2019	Var
Upper Upscale	34	60.9%	76.9%	(20.8)%	$193.44	$201.43	(4.0)%	$117.86	$154.98	(24.0)%
Upscale	59	61.0%	76.0%	(19.8)%	163.33	173.60	(5.9)%	99.57	131.99	(24.6)%
Upper Midscale	8	53.2%	70.7%	(24.7)%	153.98	157.50	(2.2)%	81.95	111.38	(26.4)%
Other	2	54.5%	68.5%	(20.5)%	218.21	246.72	(11.6)%	118.88	169.06	(29.7)%
Total	103	60.5%	76.0%	(20.5)%	$176.23	$185.63	(5.1)%	$106.54	$141.07	(24.5)%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2020	2019	Var	2020	2019	Var	2020	2019	Var
Embassy Suites	21	63.0%	79.7%	(20.9)%	$188.44	$197.81	(4.7)%	$118.67	$157.58	(24.7)%
Courtyard	14	62.4%	76.2%	(18.2)%	163.34	169.80	(3.8)%	101.91	129.45	(21.3)%
Residence Inn	14	58.5%	72.5%	(19.3)%	161.51	169.54	(4.7)%	94.47	122.91	(23.1)%
Wyndham	8	61.8%	76.2%	(19.0)%	150.17	159.65	(5.9)%	92.74	121.66	(23.8)%
Hyatt House	7	61.0%	80.3%	(24.0)%	195.03	210.85	(7.5)%	118.95	169.31	(29.7)%
Marriott	5	54.3%	67.9%	(19.9)%	210.26	217.82	(3.5)%	114.26	147.84	(22.7)%
Fairfield Inn & Suites	5	56.1%	75.2%	(25.4)%	167.25	170.20	(1.7)%	93.91	128.07	(26.7)%
Hilton Garden Inn	5	53.7%	70.2%	(23.5)%	155.29	171.40	(9.4)%	83.46	120.37	(30.7)%
DoubleTree	4	71.8%	88.6%	(19.0)%	181.96	193.89	(6.2)%	130.58	171.71	(24.0)%
SpringHill Suites	3	50.8%	61.0%	(16.8)%	137.96	139.63	(1.2)%	70.05	85.22	(17.8)%
Hyatt Place	3	56.0%	70.6%	(20.7)%	158.62	176.52	(10.1)%	88.80	124.66	(28.8)%
Renaissance	3	55.3%	72.4%	(23.7)%	176.31	171.80	2.6%	97.43	124.45	(21.7)%
Hampton Inn	2	49.7%	68.4%	(27.4)%	129.52	133.54	(3.0)%	64.38	91.40	(29.6)%
Homewood Suites	2	60.6%	73.2%	(17.2)%	157.14	162.76	(3.5)%	95.22	119.11	(20.1)%
Hyatt	2	61.2%	81.5%	(24.8)%	198.91	230.02	(13.5)%	121.82	187.43	(35.0)%
Hilton	1	67.0%	85.3%	(21.5)%	258.80	238.59	8.5%	173.35	203.52	(14.8)%
Other	4	55.3%	66.9%	(17.3)%	193.86	219.90	(11.8)%	107.24	147.12	(27.1)%
Total	103	60.5%	76.0%	(20.5)%	$176.23	$185.63	(5.1)%	$106.54	$141.07	(24.5)%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information has not been audited and is presented only for comparison purposes.